UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2886 Carriage Manor Point

Colorado Springs, CO 80906

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2011, Gold Resource Corporation (the “Company”) hired Paul Oberman to serve as the Chief Financial Officer of Gold Resource Corporation on a contractual basis effective immediately. The Company entered into a written agreement pursuant to which Mr. Oberman will be compensated at an hourly rate for services performed and the Company agreed to indemnify Mr. Oberman on the same basis as its other executive officers. The agreement is terminable by either party upon 30 days’ notice.

Mr. Oberman has more than 40 years of broad-based finance experience, including mining industry and other extractive industry experience. Mr. Oberman joined Catapult CFO Partners, LLC in May 2009 and was previously a partner with Tatum, LLC from May 2002 to April 2009. Each of these firms provide executive level services to private and publicly-held companies and in this capacity, Mr. Oberman served as interim CFO for several organizations, including an international franchising operation and oil and gas exploration, development and production company. Prior to joining Tatum, LLC, Mr. Oberman previously served as CFO for Great American, LLC, the DeRose Companies and ERIC Group, Inc., Vice President of Accounting at M.D.C. Holdings, Inc. (NYSE: MDC), Vice President of Finance at Desks Incorporated and Striker Petroleum Corporation, and Controller of Houston International Minerals Corporation. He began his career at the international accounting firms of KPMG and Deloitte & Touche and received both Master’s and Bachelor’s degrees in Business Administration from the University of Michigan.

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995.

With the exception of historical matters, the matters discussed in this report include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding future exploration and development activities and the decisions of third parties over which the Company has no control. Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions and future drilling results, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2010, and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release. Readers are cautioned not to put undue reliance on forward-looking statements.

U.S. investors should be aware that the Company has no “reserves” as defined by Guide 7 adopted by the United States Securities and Exchange Commission (SEC) and are cautioned not to assume that any part or all of the mineralization will ever be confirmed or converted into Guide 7 compliant “reserves.”

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: June 17, 2011	By:	/s/ William W. Reid
	Name:	William W. Reid
	Title:	Chief Executive Officer